EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-275276) and Form S-8 (File Nos. 333-17073, 333-50353, 333-103341, 333-120620, 333-133667, 333-140091, 333-148357, 333-159711, 333-171717, 333-179592, 333-190010, 333-196293, 333-203467, 333-217314, 333-223874, 333-234359, 333-255794, 333-273808, 333-284385) of Micron Technology, Inc. of our report dated October 3, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 3, 2025